SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported): December 30, 1999

                           SpectraSite Holdings, Inc.
                    ------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)



                    0-27217                          56-2027322
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           (Commission File Number)      (I.R.S. Employer Identification Number)


                       100 Regency Forest Drive, Suite 400
                           Cary, North Carolina                        27511
                      ------------------------------------         -------------
                    (Address of principal executive offices)         (Zip Code)


                                 (919) 468-0112
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              (Registrant's telephone number, including area code)




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Item 5.           Other Events.

         On December 30, 1999, SpectraSite Holdings, Inc. acquired Stainless, Inc., formerly a wholly-owned subsidiary of Northwest Broadcasting, L.P., for $40.0 million in cash. Stainless provides engineering, fabrication and other services in connection with the erection of towers used for television broadcast companies.

         Also on December 30, 1999, SpectraSite acquired Doty-Moore Tower Services, Inc., Doty-Moore Equipment Company, Inc. and Doty Moore RF Services, Inc. for $2.5 million in cash and 500,000 shares of SpectraSite's common stock. Doty Moore is a leading source for broadcast tower construction and technical services.

         On January 5, 2000, SpectraSite acquired Vertical Properties, Inc. in a merger transaction under which SpectraSite issued 225,000 shares of its common stock and repaid outstanding indebtedness of approximately $2.0 million. Vertical Properties is a broadcast tower development company formed to meet the needs of broadcasters in secondary broadcast markets faced with the complexities of converting to digital technology through site acquisition, tower placement and leasing of antenna space.

         Also on January 5, 2000, SpectraSite signed a definitive agreement to acquire substantially all of the assets of International Towers, Inc. and its subsidiaries, including S&W Communications, Inc. International Towers owns a modern broadcast tower manufacturing facility and, through S&W Communications, provides integrated services for the erection of broadcast towers, foundations and multi-tenant transmitter buildings. SpectraSite has agreed to pay $5.5 million and to issue an aggregate of 350,000 shares of its common stock in connection with this acquisition. Consummation of the transaction is subject to customary closing conditions, and SpectraSite expects to complete this transaction in January 2000.

         A copy of SpectraSite's press release announcing the consummation or signing of these transactions is being filed as Exhibit 99.1 with this report.

         On January 5, 2000, SpectraSite acquired Apex Site Management Holdings, Inc. ("Apex") in a merger transaction. Apex provides rooftop and in-building access to wireless carriers. SpectraSite issued approximately 4.5 million shares of its common stock and approximately 190,000 options to purchase common stock at an exercise price of $3.58 per share to the stockholders of Apex at the closing of the merger. In addition, SpectraSite issued approximately 1.5 million additional shares of common stock into escrow, which shares may be released to Apex's stockholders six months after SpectraSite's currently pending public offering is consummated based on the average trading price for SpectraSite's common stock for the 30-day period immediately preceding the six-month anniversary of the public offering. SpectraSite also used approximately $6.2 million in cash to repay outstanding indebtedness and other obligations of Apex in connection with the merger.


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Item 7.           Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

                  2.1 Merger Agreement and Plan of Reorganization, dated as of November 24, 1999, among SpectraSite Holdings, Inc., Apex Merger Sub, Inc. and Apex Site Management Holdings, Inc. (incorporated by reference to Exhibit
                           2.4 of Amendment No. 1 to SpectraSite's Registration Statement on Form S-1, File No. 333-93873, filed with the Commission on January 10, 2000 (the "Amendment").

                  2.2 Stock Purchase Agreement,dated as of December 30, 1999, between Northwest Broadcasting, L.P. and SpectraSite Holdings, Inc. (incorporated by reference to Exhibit 2.5 of the Amendment).

                  2.3      Stock  Purchase  Agreement,  dated as of December 30,
                           1999, among Donald Doty, John Patrick Moore and SpectraSite Holdings, Inc. (incorporated by reference to Exhibit 2.6 of the Amendment).

                  2.7 Merger Agreement and Plan of Reorganization, dated as of December 30, 1999, among SpectraSite Holdings, Inc., VPI Merger Sub, Inc., Vertical Properties, Inc. and the stockholders of Vertical Properties, Inc. (incorporated by reference to Exhibit 2.7 of the Amendment).

                  2.8 Asset Purchase Agreement, dated as of January 5, 2000, among International Towers, Inc., S&W Communications, Inc., Tri-Ex Tower, Inc., International Tower Industries and SpectraSite Holdings, Inc.

                  99.1     Press Release dated January 6, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      SPECTRASITE HOLDINGS, INC.


         Dated: January 21, 2000           By:      /s/ David P. Tomick
                                                    ----------------------------
                                                        David P. Tomick
                                                        Chief Financial Officer

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